EXHIBIT 2.4

                    AMENDMENT #2 TO REORGANIZATION AGREEMENT

               This Amendment #2 to Reorganization Agreement (this "Amendment #2") is entered into as of August 13, 2001 by and between National Paintball Supply Co., Inc. ("NPSC"), a corporation organized and existing under the laws of the State of South Carolina and American Inflatables, Inc. ("American"), a corporation organized and existing under the laws of the State of Delaware.

                                    RECITALS

               A. The parties hereto entered into that certain Reorganization Agreement dated as of October 12, 2000 as amended by Amendment #I dated January 31, 2001 (as amended, the "Original Reorganization Agreement").

               B. The parties agree that it is necessary to amend the Original Reorganization Agreement to reflect subsequent events.

               C. Capitalized terms, used herein and not otherwise defined herein, shall have the meaning ascribed to them in the Original Reorganization Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, NPSC and American hereby agree as follows:

                                    AGREEMENT

               Section 1. Amendment to Section 2.2. Section 2.2 of the Original Reorganization Agreement is hereby amended to change the August 15, 2001 date therein to November 30, 2001.

               Section 2. Amendment adding Section 8.9. A Section 8.9 is hereby added to the Original Reorganization Agreement which reads as follows: Wyche. Burgess, Freeman & Parham, P.A., counsel to NPSC. shall have furnished American with an opinion, dated as of the Closing Date, and in form and substance reasonably satisfactory to American and its counsel, to the effect that the Merger will qualify as a "tax free reorganization" with in the contemplation of
Section 368 of the Code.

               Section 3. No other Changes or Waivers. Except as expressly set forth herein, the Original Reorganization Agreement is not amended or altered in any respect, and neither party waives any rights that they have under the Original Reorganization Agreement. The parties acknowledge that the Original Reorganization Agreement otherwise remains in full force and effect.

               IN WITNESS WHEREOF this Amendment #2 Reorganization Agreement has been duly entered as of the date first written above.

 WITNESS:                         NATIONAL PAINTBALL SUPPLY CO., INC.

 --------------------------       By: /s/ William R. Fairbanks

                                 AMERICAN INFLATABLES. INC,

                                  By:  /s/ Gregg Mulholland